Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES SECOND QUARTER DILUTED EARNINGS PER SHARE OF $0.40; STRONG LOAN GROWTH AND COMPLETION OF ACQUISITION

NORWICH, NY (July 23, 2012) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income for the six months ended June 30, 2012 was $26.9 million, down $2.1 million, or 7.1%, from the six months ended June 30, 2011.  Net income per diluted share for the six months ended June 30, 2012 was $0.80 per share, down from $0.84 per diluted share for the six months ended June 30, 2011.  The Company incurred approximately $1.3 million in merger related expenses for the first six months of 2012, which had a negative impact on diluted earnings per share of approximately $0.03.  Annualized return on average assets and return on average equity were 0.94% and 9.89%, respectively, for the six months ended June 30, 2012, compared with 1.08% and 10.82%, respectively, for the six months ended June 30, 2011. Net interest margin (on a fully taxable equivalent or FTE basis) was 3.86% for the six months ended June 30, 2012, down 26 basis points from 4.12% for the six months ended June 30, 2011.

Net income for the three months ended June 30, 2012 was $13.3 million, down $1.4 million, or 9.5%, from the three months ended June 30, 2011.  Net income per diluted share for the three months ended June 30, 2012 was $0.40 per share, down from $0.43 per diluted share for the three months ended June 30, 2011. The Company incurred approximately $0.8 million in merger related expenses for the three months ended June 30, 2012, which had a negative impact on diluted earnings per share of approximately $0.02. Annualized return on average assets and return on average equity were 0.92% and 9.66%, respectively, for the three months ended June 30, 2012, compared with 1.09% and 10.86%, respectively, for the three months ended June 30, 2011. FTE net interest margin was 3.82% for the three months ended June 30, 2012, down 31 basis points from 4.13% for the three months ended June 30, 2011.

Selected highlights for the second quarter of 2012 include:

•	Outstanding loan balances as of June 30, 2012 are up $361.0 million from December 31, 2011 driven by:

▪	7.5% organic loan growth (annualized)

▪	Approximately $217 million in loans from the Hampshire First acquisition

•	Net interest margin was 3.82% for the second quarter, down 8 basis points on a linked quarter basis, resulting from the continued impact of the low rate environment on loans and investments.

•	Annualized net charge-off ratio was 0.48% as compared to 0.60% for the same period last year.

•	Past due loans to total loans was 0.54% as of June 30, 2012, compared to 0.89% at December 31, 2011.

•	Continued strategic expansion with the completion of the acquisition of Hampshire First Bank on June 8, 2012. The Company now operates 5 branches in southern New Hampshire.

"During the second quarter we continued to demonstrate commitment to strategic investment in our company’s future with extension of our footprint into a fifth state through the successful acquisition of Hampshire First Bank in southern New Hampshire," said NBT President and CEO Martin Dietrich. "We are also encouraged by our strong loan growth during the first half of 2012, both organic and from our acquisition of Hampshire First Bank.  Organic loan growth was spurred by strong commercial and consumer loan originations in our legacy markets, particularly our upstate New York footprint, as well as from our recent expansion into new markets such as Vermont.  The economic and regulatory environment continues to present challenges, but we remain focused on the fundamentals of banking and customer service as our community-minded team works to meet the needs of our customers."

Loan and Lease Quality and Provision for Loan and Lease Losses

The Company recorded a provision for loan and lease losses of $8.6 million during the six months ended June 30, 2012, compared with $10.0 million for the six months ended June 30, 2011. Net charge-offs were $9.2 million for the six months ended June 30, 2012, down from $10.7 million for the same period in 2011, due primarily to the charge-off of one large commercial loan during the first quarter of 2011, as well as the general improvement in asset quality indicators. The annualized net charge-off ratio for the six months ended June 30, 2012 was 0.48%, compared to 0.60% for the six months ended June 30, 2011.

The Company recorded a provision for loan and lease losses of $4.1 million during the three months ended June 30, 2012, compared with $6.0 million for the three months ended June 30, 2011. Net charge-offs were $4.7 million for the three months ended June 30, 2012, down from $5.5 million for the same period in 2011, due primarily to the general improvement in asset quality indicators. The annualized net charge-off ratio for the three months ended June 30, 2012 was 0.48%, compared to 0.60% for the three months ended June 30, 2011.

Past due loans as a percentage of total loans was 0.54% at June 30, 2012, compared with 0.58% at March 31, 2012. Nonperforming loans decreased to $45.6 million or 1.09% of total loans and leases at June 30, 2012, compared with $45.9 million or 1.20% at March 31, 2012.

The allowance for loan and lease losses totaled $70.7 million at June 30, 2012, compared to $71.3 million at March 31, 2012.  Improvement in the asset quality indicators noted above resulted in a reduction in the allowance, partially offset by reserves provided for the aforementioned loan growth.  The allowance for loan losses as a percentage of loans and leases was 1.70% at June 30, 2012, compared to 1.87% at March 31, 2012.  This reduction was due primarily to the addition of the Hampshire First loans that were recorded at fair value at acquisition.  As acquired loans do not have a related allowance recorded, this resulted in a decrease of 11 basis points in the allowance for loan losses as a percentage of total loans as of June 30, 2012.

Net Interest Income

Net interest income was down slightly to $99.1 million for the six months ended June 30, 2012, compared with $99.4 million for the six months ended June 30, 2011. The Company’s FTE net interest margin was 3.86% for the six months ended June 30, 2012, down from 4.12% for the six months ended June 30, 2011.  The increase in average earning assets for the six months ended June 30, 2012, compared to the same period of 2011 offset the decline in net interest margin, resulting in a relatively flat net interest income for the periods.

While the yield on interest bearing liabilities decreased 19 basis points, the yield on interest earning assets declined 42 basis points, resulting in margin compression for the six months ended June 30, 2012, compared to the same period for 2011.  The yield on securities available for sale was 2.57% for the six months ended June 30, 2012, compared with 3.12% for the six months ended June 30, 2011. This decrease was due primarily to the reinvestment of cash flows from maturing securities and cash received from branch acquisitions in 2011 and the first quarter of 2012 into lower yielding securities in the current rate environment. The average balance of securities available for sale for the six months ended June 30, 2012 was $1.2 billion, up approximately $112.1 million, or 10.2%, from the six months ended June 30, 2011. This increase was due primarily to reinvestment of maturing held to maturity securities into available for sale securities, and investment of liquidity from branch acquisition activity and deposit growth into available for sale securities. The yield on loans and leases was 5.25% for the six months ended June 30, 2012, compared with 5.69% for the six months ended June 30, 2011. The average balance of loans and leases for the six months ended June 30, 2012 was $3.9 billion, up approximately $241.7 million, or 6.7%, from the six months ended June 30, 2011.  The reduction in yields on earning assets was partially offset by a reduction in rates paid on interest bearing liabilities.  The rate on time deposits was 1.58% for the six months ended June 30, 2012, compared with 1.87% for the six months ended June 30, 2011.  The rate on money market deposit accounts was 0.21% for the six months ended June 30, 2012, compared with 0.39% for the six months ended June 30, 2011.

Net interest income was down slightly to $49.8 million for the three months ended June 30, 2012, compared with $50.2 million for the three months ended June 30, 2011. The Company’s FTE net interest margin was 3.82% for the three months ended June 30, 2012, down from 4.13% for the three months ended June 30, 2011.  The increase in average earning assets for the three months ended June 30, 2012 as compared to the same period of 2011 offset the decline in net interest margin, resulting in a relatively flat net interest income for the periods.

While the yield on interest bearing liabilities decreased 17 basis points, the yield on interest earning assets declined 45 basis points, resulting in margin compression for the three months ended June 30, 2012, compared to the same period for 2011.  The yield on securities available for sale was 2.53% for the three months ended June 30, 2012, as compared with 3.11% for the three months ended June 30, 2011. This decrease was due primarily to the reinvestment of cash flows from maturing securities and cash received from branch acquisitions into lower yielding securities in the current rate environment. The average balance of securities available for sale for the three months ended June 30, 2012 was $1.2 billion, up approximately $109.4 million, or 10.0%, from the three months ended June 30, 2011. This increase was due primarily to reinvestment of maturing held to maturity securities into available for sale securities, and investment of liquidity from branch acquisition activity and deposit growth into available for sale securities. The yield on loans and leases was 5.18% for the three months ended June 30, 2012, compared with 5.65% for the three months ended June 30, 2011. The average balance of loans and leases for the three months ended June 30, 2012 was $3.9 billion, up approximately $290.2 million, or 8.0%, from the three months ended June 30, 2011.  The reduction in yields on earning assets was partially offset by a reduction in rates paid on interest bearing liabilities.  The rate on time deposits was 1.52% for the three months ended June 30, 2012, compared with 1.85% for the three months ended June 30, 2011.  The rate on money market deposit accounts was 0.19% for the three months ended June 30, 2012, compared with 0.37% for the three months ended June 30, 2011.

Noninterest Income

Noninterest income for the six months ended June 30, 2012 was $43.7 million, up 9.4% or $3.7 million, compared with $40.0 million for the same period in 2011.  Insurance and other financial services revenue increased approximately $0.6 million for the six months ended June 30, 2012, compared to the six months ended June 30, 2011.  This increase was due primarily to the acquisition of an insurance agency during the second quarter of 2011 and an increase in brokerage commission revenue from new business.  ATM and debit card fees increased approximately $0.4 million for the six months ended June 30, 2012, compared to the six months ended June 30, 2011, due primarily to an increase in card usage. Other noninterest income increased approximately $3.5 million for the six months ended June 30, 2012 as compared to June 30, 2011. This increase was due primarily to a $1.1 million payoff gain on a purchased commercial real estate loan, as well as a prepayment penalty fee collected of $0.8 million during the six months ended June 30, 2012 related to a previously disclosed loss of a retirement plan client.  In addition, mortgage banking revenue increased approximately $1.1 million for the six months ended June 30, 2012 as compared to the same period in 2011 as the Company sold certain residential mortgages as market conditions warranted.  The Company also realized net securities gains of approximately $0.6 million during the six months ended June 30, 2012. These increases were partially offset by a decrease in service charges on deposit accounts of approximately $1.6 million, or 15.3%, for the six months ended June 30, 2012, compared with the same period in 2011 primarily due to a decrease in overdraft fee income.

Noninterest income for the three months ended June 30, 2012 was $20.7 million, up 4.1% or $0.8 million, compared with $19.9 million for the same period in 2011.  Insurance and other financial services revenue increased approximately $0.3 million for the three months ended June 30, 2012, compared to the three months ended June 30, 2011.  This increase was due primarily to the acquisition of an insurance agency in May 2011.  Other noninterest income increased approximately $1.1 million for the three months ended June 30, 2012 as compared to the three months ended June 30, 2011. This increase was due primarily to an increase in mortgage banking activity during the three months ended June 30, 2012 as compared with the three months ended June 30, 2011.  These increases were partially offset by a decrease in service charges on deposit accounts of approximately $0.9 million, or 16.2%, for the three months ended June 30, 2012, compared with the same period in 2011 primarily due to the aforementioned decrease in overdraft fee income.

Noninterest Expense and Income Tax Expense

Noninterest expense for the six months ended June 30, 2012 was $95.9 million, up $7.6 million or 8.7%, for the same period in 2011. Salaries and employee benefits increased $2.7 million, or 5.5%, for the six months ended June 30, 2012, compared with the same period in 2011. This increase was due primarily to increases in full-time-equivalent employees from acquisitions, merit increases, and increased pension expenses. Professional fees and outside services increased $1.0 million, or 23.1%, for the six months ended June 30, 2012 as compared to the same period in 2011. Data processing and communications expenses increased approximately $0.7 million, or 10.9%, for the six months ended June 30, 2012 as compared to the same period in 2011, due primarily to expansion into the new markets.  Merger related expenses totaled $1.3 million in the first six months of 2012, which also contributed to the increase in noninterest expense for the period.  These increases were partially offset by a decrease in Federal Deposit Insurance Corporation (“FDIC”) expenses of approximately $0.6 million for the six months ended June 30, 2012 as compared to the six months ended June 30, 2011. This decrease was due to the FDIC redefining the deposit insurance assessment base effective the second quarter of 2011. Income tax expense for the six month period ended June 30, 2012 was $11.5 million, down from $12.2 million for the same period in 2011. The effective tax rate was 30.0% for the six months ended June 30, 2012, compared to 29.7% for the same period in 2011.

Noninterest expense for the three months ended June 30, 2012 was $47.4 million, up $4.2 million or 9.8%, for the same period in 2011.  Salaries and employee benefits increased $1.0 million, or 4.0%, for the three months ended June 30, 2012, compared with the same period in 2011. This increase was due primarily to increases in full-time-equivalent employees from acquisitions, merit increases, and increased pension expenses. Data processing and communications expenses increased approximately $0.3 million, or 10.1%, for the three months ended June 30, 2012 as compared to the same period in 2011, due primarily to expansion into the new markets.  Loan collection and other real estate owned expenses increased $0.4 million for the three months ended June 30, 2012 as compared to the same period in 2011.  Merger related expenses totaled $0.8 million for the three months ended June 30, 2012, which also contributed to the increase in noninterest expense for the period.  Income tax expense for the three month period ended June 30, 2012 was $5.7 million, down from $6.2 million for the same period in 2011. The effective tax rate was 30.0% for the three months ended June 30, 2012, compared to 29.7% for the same period in 2011.

Balance Sheet

Total assets were $6.0 billion at June 30, 2012, up $369.2 million or 6.6% from December 31, 2011. Loans and leases were $4.2 billion at June 30, 2012, up $361.0 million from December 31, 2011. Total deposits were $4.7 billion at June 30, 2012, up $321.8 million from December 31, 2011. Stockholders’ equity was $566.5 million, representing a total equity-to-total assets ratio of 9.49% at June 30, 2012, compared with $538.1 million or a total equity-to-total assets ratio of 9.61% at December 31, 2011.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 769,568 shares of its common stock during the six month period ended June 30, 2012, for a total of $15.5 million at an average price of $20.13 per share.  At June 30, 2012, there were 748,013 shares available for repurchase under a previously disclosed repurchase plan, which expires on December 31, 2013.

Dividend

The NBT Board of Directors declared a 2012 third-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on September 15, 2012 to shareholders of record as of September 1, 2012.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $6.0 billion at June 30, 2012. The company primarily operates through NBT Bank, N.A., a full-service community bank with three divisions, and through two financial services companies. NBT Bank, N.A. has 137 locations, including 97 NBT Bank offices in upstate New York, northwestern Vermont and western Massachusetts, 35 Pennstar Bank offices in northeastern Pennsylvania, and 5 Hampshire First Bank offices in southern New Hampshire. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.hampshirefirst.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2012	2011	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended June 30,
Net Income	$13,257	$14,655	$(1,398)		-10%
Diluted Earnings Per Share	$0.40	$0.43	$(0.03)		-7%
Weighted Average Diluted
Common Shares Outstanding	33,492,659	34,319,665	(827,006)		-2%
Return on Average Assets (1)	0.92%	1.09%	-17	bp	-16%
Return on Average Equity (1)	9.66%	10.86%	-120	bp	-11%
Net Interest Margin (2)	3.82%	4.13%	-31	bp	-8%

Six Months Ended June 30,
Net Income	$26,907	$28,962	$(2,055)		-7%
Diluted Earnings Per Share	$0.80	$0.84	$(0.04)		-5%
Weighted Average Diluted
Common Shares Outstanding	33,452,970	34,491,627	(1,038,657)		-3%
Return on Average Assets (1)	0.94%	1.08%	-14	bp	-13%
Return on Average Equity (1)	9.89%	10.82%	-93	bp	-9%
Net Interest Margin (2)	3.86%	4.12%	-26	bp	-6%

Asset Quality	June 30,	December 31,
	2012	2011
Nonaccrual Loans	$43,924	$38,290
90 Days Past Due and Still Accruing	$1,629	$3,190
Total Nonperforming Loans	$45,553	$41,480
Other Real Estate Owned	$1,815	$2,160
Total Nonperforming Assets	$47,368	$43,640
Allowance for Loan and Lease Losses	$70,734	$71,334
Allowance for Loan and Lease Losses to Total Loans and Leases	1.70%	1.88%
Total Nonperforming Loans to Total Loans and Leases	1.09%	1.09%
Total Nonperforming Assets to Total Assets	0.79%	0.78%
Past Due Loans to Total Loans and Leases	0.54%	0.89%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	155.28%	171.97%
Net Charge-Offs to YTD Average Loans and Leases (1)	0.48%	0.56%

Capital
Equity to Assets	9.49%	9.61%
Book Value Per Share	$16.79	$16.23
Tangible Book Value Per Share	$11.76	$11.70
Tier 1 Leverage Ratio	8.59%	8.74%
Tier 1 Capital Ratio	10.78%	11.56%
Total Risk-Based Capital Ratio	12.03%	12.81%

Quarterly Common Stock Price	2012		2011
Quarter End	High	Low	High	Low
March 31	$24.10	$20.75	$24.98	$21.55
June 30	$22.50	$19.19	$23.32	$20.62
September 30			$23.25	$17.05
December 31			$22.63	$17.47

(1)	Annualized
(2)	Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	June 30,	December 31,	Net	Percent
	2012	2011	Change	Change
	(dollars in thousands)
Balance Sheet
Loans and Leases	$4,161,214	$3,800,203	$361,011	9%
Earning Assets	$5,470,270	$5,112,831	$357,439	7%
Total Assets	$5,967,568	$5,598,406	$369,162	7%
Deposits	$4,688,907	$4,367,149	$321,758	7%
Stockholders’ Equity	$566,505	$538,110	$28,395	5%

	June 30,	June 30,	Net
	2012	2011	Change
Average Balances	(dollars in thousands)
Three Months Ended
Loans and Leases	$3,938,592	$3,648,343	$290,249
Securities Available For Sale
(excluding unrealized gains or losses)	$1,208,384	$1,098,964	$109,420
Securities Held To Maturity	$68,472	$85,615	$(17,143)
Trading Securities	$3,725	$3,202	$523
Regulatory Equity Investment	$27,886	$27,071	$815
Short-Term Interest Bearing Accounts	$102,192	$128,799	$(26,607)
Total Earning Assets	$5,345,526	$4,988,792	$356,734
Total Assets	$5,810,584	$5,412,979	$397,605
Interest Bearing Deposits	$3,470,553	$3,290,469	$180,084
Non-Interest Bearing Deposits	$1,111,804	$932,066	$179,738
Short-Term Borrowings	$171,545	$135,618	$35,927
Long-Term Borrowings	$443,673	$444,881	$(1,208)
Total Interest Bearing Liabilities	$4,085,771	$3,870,968	$214,803
Stockholders’ Equity	$551,865	$541,349	$10,516

Average Balances
Six Months Ended
Loans and Leases	$3,874,027	$3,632,355	$241,672
Securities Available For Sale
(excluding unrealized gains or losses)	$1,210,575	$1,098,506	$112,069
Securities Held To Maturity	$69,507	$89,833	$(20,326)
Trading Securities	$3,512	$3,086	$426
Regulatory Equity Investment	$27,453	$27,158	$295
Short-Term Interest Bearing Accounts	$91,159	$135,019	$(43,860)
Total Earning Assets	$5,272,721	$4,982,871	$289,850
Total Assets	$5,735,021	$5,405,062	$329,959
Interest Bearing Deposits	$3,426,578	$3,290,198	$136,380
Non-Interest Bearing Deposits	$1,087,180	$918,483	$168,697
Short-Term Borrowings	$167,176	$144,447	$22,729
Long-Term Borrowings	$444,745	$445,139	$(394)
Total Interest Bearing Liabilities	$4,038,499	$3,879,784	$158,715
Stockholders’ Equity	$547,246	$539,789	$7,457

NBT Bancorp Inc. and Subsidiaries	June 30,	December 31,
Consolidated Balance Sheets (unaudited)	2012	2011
(in thousands)

ASSETS
Cash and due from banks	$114,441	$128,517
Short term interest bearing accounts	24,723	864
Securities available for sale, at fair value	1,221,706	1,244,619
Securities held to maturity (fair value of $65,556 and $72,198 at June 30, 2012 and December 31, 2011, respectively)	64,387	70,811
Trading securities	3,641	3,062
Federal Reserve and Federal Home Loan Bank stock	28,706	27,020
Loans and leases	4,161,214	3,800,203
Less allowance for loan and lease losses	70,734	71,334
Net loans and leases	4,090,480	3,728,869
Premises and equipment, net	76,906	74,541
Goodwill	151,628	132,029
Intangible assets, net	18,191	18,194
Bank owned life insurance	79,215	77,626
Other assets	93,544	92,254
TOTAL ASSETS	$5,967,568	$5,598,406

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,152,646	$1,052,906
Savings, NOW, and money market	2,483,683	2,381,116
Time	1,052,578	933,127
Total deposits	4,688,907	4,367,149
Short-term borrowings	212,203	181,592
Long-term debt	367,147	370,344
Trust preferred debentures	75,422	75,422
Other liabilities	57,384	65,789
Total liabilities	5,401,063	5,060,296

Total stockholders' equity	566,505	538,110

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,967,568	$5,598,406

	Three Months Ended		Six Months Ended
NBT Bancorp Inc. and Subsidiaries	June 30,		June 30,
Consolidated Statements of Income (unaudited)	2012	2011	2012	2011
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$50,509	$51,126	$100,717	$101,986
Securities available for sale	7,108	7,947	14,474	15,851
Securities held to maturity	617	745	1,257	1,545
Other	413	440	805	933
Total interest, fee and dividend income	58,647	60,258	117,253	120,315
Interest expense:
Deposits	4,834	6,051	9,977	12,338
Short-term borrowings	48	52	89	110
Long-term debt	3,580	3,591	7,161	7,162
Trust preferred debentures	434	400	883	1,289
Total interest expense	8,896	10,094	18,110	20,899
Net interest income	49,751	50,164	99,143	99,416
Provision for loan and lease losses	4,103	6,021	8,574	9,986
Net interest income after provision for loan and lease losses	45,648	44,143	90,569	89,430
Noninterest income:
Insurance and other financial services revenue	5,279	5,025	11,433	10,798
Service charges on deposit accounts	4,571	5,455	8,912	10,527
ATM and debit card fees	3,063	2,928	6,025	5,596
Retirement plan administration fees	2,411	2,268	4,744	4,439
Trust	2,312	2,258	4,441	4,294
Bank owned life insurance income	618	660	1,589	1,695
Net securities gains	97	59	552	86
Other	2,331	1,208	6,042	2,552
Total noninterest income	20,682	19,861	43,738	39,987
Noninterest expense:
Salaries and employee benefits	24,992	24,035	51,717	49,039
Occupancy	4,222	3,987	8,713	8,509
Data processing and communications	3,431	3,117	6,689	6,031
Professional fees and outside services	2,388	2,088	5,113	4,154
Equipment	2,409	2,180	4,789	4,370
Office supplies and postage	1,574	1,342	3,245	2,887
FDIC expenses	942	965	1,873	2,461
Advertising	805	1,033	1,607	1,601
Amortization of intangible assets	841	771	1,660	1,504
Loan collection and other real estate owned	799	443	1,437	1,162
Merger	826	-	1,337	-
Other operating	4,161	3,196	7,684	6,500
Total noninterest expense	47,390	43,157	95,864	88,218
Income before income taxes	18,940	20,847	38,443	41,199
Income taxes	5,683	6,192	11,536	12,237
Net income	$13,257	$14,655	$26,907	$28,962
Earnings Per Share:
Basic	$0.40	$0.43	$0.81	$0.85
Diluted	$0.40	$0.43	$0.80	$0.84

NBT Bancorp Inc. and Subsidiaries	2Q	1Q	4Q	3Q	2Q
Quarterly Consolidated Statements of Income (unaudited)	2012	2012	2011	2011	2011
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$50,509	$50,208	$51,393	$50,991	$51,126
Securities available for sale	7,108	7,366	7,461	7,771	7,947
Securities held to maturity	617	640	661	680	745
Other	413	392	383	342	440
Total interest, fee and dividend income	58,647	58,606	59,898	59,784	60,258
Interest expense:
Deposits	4,834	5,143	5,330	5,352	6,051
Short-term borrowings	48	41	39	56	52
Long-term debt	3,580	3,581	3,621	3,621	3,591
Trust preferred debentures	434	449	409	394	400
Total interest expense	8,896	9,214	9,399	9,423	10,094
Net interest income	49,751	49,392	50,499	50,361	50,164
Provision for loan and lease losses	4,103	4,471	5,576	5,175	6,021
Net interest income after provision for loan and lease losses	45,648	44,921	44,923	45,186	44,143
Noninterest income:
Insurance and other financial services revenue	5,279	6,154	4,918	5,127	5,025
Service charges on deposit accounts	4,571	4,341	5,405	5,532	5,455
ATM and debit card fees	3,063	2,962	2,911	3,135	2,928
Retirement plan administration fees	2,411	2,333	2,184	2,295	2,268
Trust	2,312	2,129	2,480	2,090	2,258
Bank owned life insurance income	618	971	716	674	660
Net securities gains	97	455	52	12	59
Other	2,331	3,711	1,464	1,329	1,208
Total noninterest income	20,682	23,056	20,130	20,194	19,861
Noninterest expense:
Salaries and employee benefits	24,992	26,725	25,105	25,068	24,035
Occupancy	4,222	4,491	3,967	3,887	3,987
Data processing and communications	3,431	3,258	3,186	3,054	3,117
Professional fees and outside services	2,388	2,725	2,552	2,215	2,088
Equipment	2,409	2,380	2,206	2,288	2,180
Office supplies and postage	1,574	1,671	1,655	1,531	1,342
FDIC expenses	942	931	886	920	965
Advertising	805	802	1,174	685	1,033
Amortization of intangible assets	841	819	760	782	771
Loan collection and other real estate owned	799	638	793	676	443
Merger	826	511	649	155	-
Other operating	4,161	3,523	4,479	3,785	3,196
Total noninterest expense	47,390	48,474	47,412	45,046	43,157
Income before income taxes	18,940	19,503	17,641	20,334	20,847
Income taxes	5,683	5,853	3,919	5,117	6,192
Net income	$13,257	$13,650	$13,722	$15,217	$14,655
Earnings per share:
Basic	$0.40	$0.41	$0.42	$0.46	$0.43
Diluted	$0.40	$0.41	$0.41	$0.45	$0.43

Three Months ended June 30,
		2012			2011
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$102,192	$84	0.33%	$128,799	$111	0.35%
Securities available for sale (1)(excluding unrealized gains or losses)	1,208,384	7,605	2.53%	1,098,964	8,512	3.11%
Securities held to maturity (1)	68,472	931	5.47%	85,615	1,125	5.27%
Investment in FRB and FHLB Banks	27,886	328	4.73%	27,071	329	4.87%
Loans and leases (2)	3,938,592	50,741	5.18%	3,648,343	51,359	5.65%
Total interest earning assets	$5,345,526	$59,689	4.49%	$4,988,792	$61,436	4.94%
Other assets	465,058			424,187
Total assets	$5,810,584			$5,412,979

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,115,812	539	0.19%	$1,091,001	$1,009	0.37%
NOW deposit accounts	704,896	480	0.27%	672,345	627	0.37%
Savings deposits	676,794	127	0.08%	607,533	182	0.12%
Time deposits	973,051	3,688	1.52%	919,590	4,233	1.85%
Total interest bearing deposits	$3,470,553	$4,834	0.56%	$3,290,469	$6,051	0.74%
Short-term borrowings	171,545	48	0.11%	135,618	52	0.15%
Trust preferred debentures	75,422	434	2.31%	75,422	400	2.13%
Long-term debt	368,251	3,580	3.91%	369,459	3,591	3.90%
Total interest bearing liabilities	$4,085,771	$8,896	0.88%	$3,870,968	$10,094	1.05%
Demand deposits	1,111,804			932,066
Other liabilities	61,144			68,596
Stockholders' equity	551,865			541,349
Total liabilities and stockholders' equity	$5,810,584			$5,412,979
Net interest income (FTE)		50,793			51,342
Interest rate spread			3.61%			3.89%
Net interest margin			3.82%			4.13%
Taxable equivalent adjustment		1,042			1,178
Net interest income		$49,751			$50,164

(1)	Securities are shown at average amortized cost
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Six Months ended June 30,
		2012			2011
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$91,159	$120	0.26%	$135,019	$180	0.27%
Securities available for sale (1)(excluding unrealized gains or losses)	1,210,575	15,460	2.57%	1,098,506	17,013	3.12%
Securities held to maturity (1)	69,507	1,896	5.48%	89,833	2,327	5.22%
Investment in FRB and FHLB Banks	27,453	685	5.02%	27,158	754	5.60%
Loans and leases (2)	3,874,027	101,184	5.25%	3,632,355	102,451	5.69%
Total interest earning assets	$5,272,721	$119,345	4.55%	$4,982,871	$122,725	4.97%
Other assets	462,300			422,191
Total assets	$5,735,021			$5,405,062

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,102,579	1,151	0.21%	$1,088,456	$2,125	0.39%
NOW deposit accounts	699,917	1,010	0.29%	685,171	1,261	0.37%
Savings deposits	659,381	242	0.07%	591,043	347	0.12%
Time deposits	964,701	7,574	1.58%	925,528	8,605	1.87%
Total interest bearing deposits	$3,426,578	$9,977	0.59%	$3,290,198	$12,338	0.76%
Short-term borrowings	167,176	89	0.11%	144,447	110	0.15%
Trust preferred debentures	75,422	883	2.35%	75,422	1,289	3.45%
Long-term debt	369,323	7,161	3.90%	369,717	7,162	3.91%
Total interest bearing liabilities	$4,038,499	$18,110	0.90%	$3,879,784	$20,899	1.09%
Demand deposits	1,087,180			918,483
Other liabilities	62,096			67,006
Stockholders' equity	547,246			539,789
Total liabilities and stockholders' equity	$5,735,021			$5,405,062
Net interest income (FTE)		101,235			101,826
Interest rate spread			3.65%			3.88%
Net interest margin			3.86%			4.12%
Taxable equivalent adjustment		2,092			2,410
Net interest income		$99,143			$99,416

(1)	Securities are shown at average amortized cost
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

	June 30,	December 31,
(In thousands)	2012	2011
Residential real estate mortgages	$630,791	$581,511
Commercial	691,055	611,298
Commercial real estate mortgages	1,066,039	888,879
Real estate construction and development	99,236	93,977
Agricultural and agricultural real estate mortgages	107,337	108,423
Consumer	993,586	946,470
Home equity	573,170	569,645
Total loans and leases	$4,161,214	$3,800,203